UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2006

Monster Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-21571	13-3906555
(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue
New York, NY 10017
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (212) 351-7000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications  pursuant to Rule 425 under the Securities Act

☐            Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the Exchange Act

☐            Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the Exchange Act

ITEM 5.02             DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On October 29, 2006, Andrew J. McKelvey resigned as a member of the Board of Directors (the “Board”) of Monster Worldwide, Inc. (the “Company”), effective immediately. Mr. McKelvey also resigned immediately as Chairman Emeritus of the Company.  Mr. McKelvey’s counsel advised the Special Committee of the Board reviewing stock option grants that Mr. McKelvey had declined to be interviewed by the Special Committee on the previously agreed date and Mr. McKelvey would not provide assurance that he would appear at a later date.  A copy of the Company’s press release, Mr. McKelvey’s resignation and a letter detailing  the reasons for Mr. McKelvey’s resignations  are furnished herewith as Exhibits 99.1, 99.2 and 99.3, respectively.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.1	Press release of the Company issued on October 30, 2006.
99.2	Resignation Letter of Mr. McKelvey
99.3	Letter from Mr. McKelvey’s attorneys

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

	By:	/s/ CHARLES BAKER
Charles Baker
Chief Financial Officer

Dated: October 30, 2006